1 Apyx Medical Corporation Receives FDA 510(k) Clearance for the Use of Renuvion® Cosmetic Technology in Dermal Resurfacing Procedures CLEARWATER, FL — May 26, 2022 - Apyx Medical Corporation (NASDAQ:APYX) (the “Company”), a maker of medical devices and supplies and the developer of Helium Plasma Technology, marketed and sold as Renuvion® and J- Plasma® in surgical markets, today announced it has received 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) for the use of the Renuvion Dermal Handpiece for specific dermal resurfacing procedures. The Renuvion Dermal Handpiece is indicated for dermatological procedures for the treatment of moderate to severe wrinkles and rhytides, limited to patients with Fitzpatrick skin types I, II or III. “We are very pleased to receive FDA 510(k) clearance with a specific clinical indication that enables Apyx Medical to market and sell our Renuvion Cosmetic Technology to surgeons and patients for use in approximately 200,000 wrinkle reduction procedures performed in the U.S. annually,” said Charlie Goodwin, President and Chief Executive Officer. “This milestone represents one of the most important achievements of our organization since we began our multi-year strategy to position Apyx Medical for long-term success in the U.S. cosmetic surgery market, and I would like to thank our clinical and regulatory teams for making it possible. The receipt of regulatory clearance reflects the strong safety and efficacy profile of our Renuvion Cosmetic Technology, as demonstrated by the results of our U.S. IDE clinical study published in February.” Mr. Goodwin continued: “This treatment for wrinkle reduction, branded as ‘Facial Renewal,’ represents an exciting new option for patients seeking to improve their appearance. We look forward to empowering surgeons and physicans to obtain the clinical results they, and their patients, are seeking by expanding the adoption and utilization of our Renuvion Cosmetic Technology for our new, specific clinical indication. With this in mind, we intend to begin a limited launch of Renuvion for this indication in the third quarter of 2022, with the goal of entering full commercialization by the end of 2022.” About Apyx Medical Corporation: Apyx Medical Corporation is an advanced energy technology company with a passion for elevating people’s lives through innovative products, including its Helium Plasma Technology products marketed and sold as Renuvion® and J-Plasma® in surgical markets. Renuvion® and J-Plasma® offer surgeons a unique ability to provide controlled heat to tissue to achieve their desired results. The Company also leverages its deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com. Cautionary Statement on Forward-Looking Statements:

2 Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to, any statements regarding the potential impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation; projections of net revenue, margins, expenses, net earnings, net earnings per share, or other financial items; projections or assumptions concerning the possible receipt by the Company of any regulatory approvals from any government agency or instrumentality including but not limited to the U.S. Food and Drug Administration, supply chain disruptions, component shortages, manufacturing disruptions or logistics challenges; or macroeconomic or geopolitical matters and the impact of those matters on the Company’s financial performance. Forward-looking statements and information are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause the Company’s actual results to differ materially and that could impact the Company and the statements contained in this release include but are not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the U.S. Food and Drug Administration and other governmental and regulatory bodies, both domestically and internationally; the impact of the recent FDA Safety Communication on our business and operations; factors relating to the effects of the COVID-19 pandemic; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations; and other risks that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Investor Relations Contact: ICR Westwicke on behalf of Apyx Medical Corporation Mike Piccinino, CFA investor.relations@apyxmedical.com